UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2025

AirJoule Technologies Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-41151	86-2962208
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

34361 Innovation Drive Ronan, Montana	59864
(Address of principal executive offices)	(Zip Code)

(800) 942-3083

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	AIRJ	Nasdaq Capital Market
Warrants to purchase Class A common stock	AIRJW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 7.01 Regulation FD Disclosure

On March 5, 2025, AirJoule Technologies Corporation (the “Company”) posted on the “Investors” section of its website a presentation that the Company intends to use at upcoming investor conferences. A copy of the presentation is furnished as Exhibit 99.1 hereto. This presentation speaks only as of the date of this Current Report on Form 8-K, and the Company undertakes no duty or obligation to publicly update or revise the information contained in the presentation, although it may do so from time to time.

The information furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Use of our Website to Distribute Material Company Information

The Company uses its website as a channel of distributing important information to the public about the Company, including through press releases and investor presentations that are posted to the Company’s website. These materials are accessible by visiting the “Investors” section of the Company’s website at http://www.airjouletech.com. The Company encourages its investors and other interested parties to review the information the Company makes public on its website as such information could be deemed to be material information.

Item 9.01 Financial Statements and Exhibits

99.1	Investor Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRJOULE Technologies Corporation

Date: March 5, 2025	By:	/s/ Stephen S. Pang
	Name:	Stephen S. Pang
	Title:	Chief Financial Officer

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